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                                                                     Exhibit 5.1

                        [BAKER BOTTS L.L.P. LETTERHEAD]


                              [Baker Botts L.L.P.
                                 One Shell Plaza
                              910 Louisiana Street
                              Houston, Texas 77002]

                                                                  August 9, 2004

Westlake Chemical Corporation
2801 Post Oak Boulevard, Suite 600
Houston, Texas 77056


Ladies and Gentlemen:

         As set forth in the Registration Statement on Form S-1 (Registration No. 333-115790) (the "Registration Statement") filed by Westlake Chemical Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offer and sale by the Company of up to 11,764,706 shares (the "Shares") of the Company's common stock, par value $0.01 per share ("Common Stock"), together with up to 1,764,706 shares of Common Stock (the "Additional Shares") pursuant to the underwriters' over-allotment option as described in the Registration Statement, certain legal matters in connection with the Shares and the Additional Shares are being passed upon for you by us. At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

         We understand that the Shares and any Additional Shares are to be sold by the Company pursuant to the terms of an Underwriting Agreement (the "Underwriting Agreement") in substantially the form filed as Exhibit 1.1 to the Registration Statement.

         In our capacity as your counsel in the connection referred to above, we have examined the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company filed as exhibits to the Registration Statement, originals, or copies certified or otherwise identified, of corporate records of the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereafter expressed. In giving such opinions, we have relied on certificates of officers of the Company with respect to the accuracy of the factual matters contained in such certificates. In making our examination, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.



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[BAKER BOTTS L.L.P. LOGO]

                                       2

                                                                  August 9, 2004


         On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

         1. The Company is a corporation duly incorporated under the laws of the State of Delaware.

         2. When offered as described in the Registration Statement, and upon the sale of the Shares and any Additional Shares in accordance with the terms and provisions of the Underwriting Agreement and as described in the Registration Statement, the Shares and any Additional Shares will be duly authorized by all necessary corporate action on the part of the Company, validly issued, fully paid and nonassessable.

         This opinion is limited to the Delaware General Corporation Law. We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission thereunder.

                                             Very truly yours,


                                             Baker Botts L.L.P.